U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM SB-2

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

___________________________

THE FLOWER VALET

(Name of small business issuer in its charter)

Nevada	5992	32-0027992
(State or other	(Primary Standard	(IRS Employer
jurisdiction	of Industrial Classification	Identification
incorporation	or Code Number)	Number)
organization)

2950 E. Flamingo Rd., Suite B-A1

Las Vegas, NV 89121

(702) 866-5833

(Address and telephone number of principal executive offices)

___________________________

2950 E. Flamingo Rd., Suite B-A1

Las Vegas, NV 89121

(Address of principal place of business or intended principal place of business)

Christine L. Szymarek, President

THE FLOWER VALET

2950 E. Flamingo Rd., Suite B-A1

Las Vegas, NV 89121

(702) 866-5833

(Name, address and telephone number of agent for service)

___________________________

Copies of Communications to:

Donald J. Stoecklein, Esq.

Stoecklein Law Group

Emerald Plaza

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Approximate date of commencement of proposed sale to public: NOT APPLICABLE

___________________________

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

This Post-Effective Amendment No. 1 to Form SB-2 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form SB-2 (SEC File No. 333-99455) is being filed by Flower Valet (the "Company") in order to deregister 700,000 shares of the Company's common stock which remain unsold under SEC File No. 333-99455.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas State of Nevada on April 6, 2004.

FLOWER VALET

By:/s/ Christine L. Szymarek

Christine L. Szymarek, President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement (SEC File No. 333-99455) has been signed below by the following persons in the capacities indicated on April 6, 2004.

Signature	Title(s)
/s/ Christine L. Szymarek	President, Sole Director, Secretary, Treasurer, and
Christine L. Szymarek	Chief Accounting Officer